RAIT Financial Trust Announces Fourth Quarter and Fiscal 2014 Financial Results

PHILADELPHIA, PA — February 24, 2015 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced fourth quarter and fiscal 2014 financial results.

Financial Performance

•	Total revenues grew 17.3% to $289.7 million for the year ended December 31, 2014 from $246.9 million for the year ended December 31, 2013.

•	Cash Available for Distribution (“CAD”) per share was $0.26 for the quarter ended December 31, 2014 compared to $0.26 for the quarter ended December 31, 2013.

•	CAD per share was $0.71 for the year ended December 31, 2014 inclusive of the previously announced SEC settlement charge pertaining to Taberna Capital Management of $21.5 million or $0.26 per share, as compared to $0.85 for the year ended December 31, 2013.

•	Adjusted Book Value (“ABV”) was $6.16 per share at December 31, 2014.

Commercial Real Estate (“CRE”) Lending Business

•	Investments in mortgages and loans increased 24.1% to $1.39 billion at December 31, 2014 from $1.12 billion at December 31, 2013.

•	In 2014, RAIT loan originations increased 63% over 2013 to $983.8 million of loan originations consisting of $505.0 million bridge loans, $459.2 million conduit loans and $19.6 million of mezzanine loans and preferred equity. RAIT originated $602.9 million of loans for the year ended December 31, 2013 consisting of $135.0 million bridge loans, $448.1 million conduit loans and $19.8 million mezzanine loans.

•	During 2014, RAIT sponsored two floating-rate CMBS securitizations providing non-recourse, matched-term financing for $415.4 million of RAIT originated first mortgage loans and participations. RAIT successfully issued and sold $337.1 million of investment grade notes with a weighted average cost of LIBOR plus 1.68% representing an advance rate of 81.2% through these securitizations. RAIT retained the subordinated interests of these securitizations totaling $78.3 million which RAIT expects to yield double digit return over their anticipated life.

•	RAIT sold $427.1 million of conduit loans during the year ended December 31, 2014 which generated fee income of $9.5 million. RAIT sold $406.9 million of conduit loans during the year ended December 31, 2013 which generated fee income of $18.5 million.

CRE Property Portfolio

As of December 31, 2014, RAIT’s investments in real estate increased 70% to $1.7 billion from $1.0 billion at December 31, 2013, including acquisitions by RAIT’s consolidated subsidiary, Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT). IRT is externally advised by RAIT and is a REIT focused on owning multifamily properties. At December 31, 2014, RAIT owned 23% of IRT’s outstanding common stock.

•	Rental income increased 42% to $162.3 million during the year ended December 31, 2014 from $114.2 million for the year ended December 31, 2013 driven largely by the acquisition of 28 properties subsequent to December 31, 2013, including IRT’s acquisitions.

•	Average effective rent per unit per month in RAIT’s multifamily portfolio increased 7.3% to $806 for the year ended December 31, 2014 from $751 for the year ended December 31, 2013.

Taberna Exit

•	In September 2014, RAIT announced its intent to exit the Taberna business. In December 2014, RAIT sold the collateral management rights to Taberna I, VIII and IX for $4.5 million, net of severance and other costs associated with exiting the Taberna business, to an unaffiliated party. The sale of the collateral management rights resulted in the deconsolidation of the Taberna securitizations and the previously disclosed, one-time, non-cash charge of $215.8 million to RAIT’s year-end financial results.

•	Subsequent to December 31, 2014, RAIT sold its residual bond interests in Taberna VIII and IX for $20.4 million to an unaffiliated party.

Dividends

•	On December 18, 2014, RAIT declared a fourth quarter 2014 common dividend of $0.18 per share, representing a 13% increase from the fourth quarter 2013 common dividend of $0.16 per common share. The fourth quarter common dividend record date was January 9, 2015 and was paid on January 30, 2015. RAIT declared $0.71 of common dividends during 2014.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “During 2014 we continued with our hybrid approach to CRE investing with a focus on CRE lending combined with owning and operating our CRE portfolio. The lending business continued to grow as we originated $984 million in commercial real estate loans in 2014 representing a 63% increase over 2013. Our first-mortgage bridge lending volumes were up 274% over 2013 levels. Our property portfolio grew 70% during the year primarily driven by acquisitions we did through IRT. During the second half of the year we took steps to remove a source of confusion and volatility from the portfolio by exiting the legacy Taberna business. In 2015, we will continue investing in our core businesses: lending, owning and managing commercial estate. Additionally, we expect to take advantage of market conditions and begin opportunistic property sales within RAIT’s portfolio.”

Financial Results

RAIT reported CAD, a non-GAAP financial measure, for the three-month period ended December 31, 2014 of $21.0 million, or $0.26 per share — diluted based on 82.0 million weighted-average shares outstanding – diluted, as compared to CAD for the three-month period ended December 31, 2013 of $18.7 million, or $0.26 per share – diluted based on 70.8 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended December 31, 2014 of $255.0 million, or $3.11 total loss per share — diluted based on 82.0 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended December 31, 2013 of $134.5 million, or $1.90 total loss per share – diluted based on 70.8 million weighted-average shares outstanding – diluted. The fourth quarter 2014 net loss includes $32.1 million of unrealized losses relating primarily to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges and the $215.8 million non-cash loss upon deconsolidation of the Taberna securitizations. Non-cash mark-to-market gains and losses are excluded from CAD.

RAIT reported CAD for the year ended December 31, 2014 of $57.5 million, or $0.71 per share - diluted based on 81.3 million weighted-average shares outstanding – diluted, as compared to CAD for the year ended December 31, 2013 of $57.4 million, or $0.85 per share – diluted based on 67.8 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the year ended December 31, 2014 of $318.5 million, or $3.92 total loss per share - diluted based on 81.3 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the year ended December 31, 2013 of $308.0 million, or $4.54 total loss per share – diluted based on 67.8 million weighted-average shares outstanding – diluted. The year ended December 31, 2014 net loss includes $117.1 million of unrealized losses relating primarily to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges, the $21.5 million SEC settlement charge pertaining to Taberna Capital Management and the $215.8 million non-cash loss upon deconsolidation of the Taberna securitizations. Non-cash mark-to-market gains and losses are excluded from CAD.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its CAD is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. These Schedules also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Financial Statistics:
Total revenue	$73,857	$75,293	$73,256	$67,308	$67,607
Earnings (loss) per share – diluted	$(3.11)	$(0.28)	$(0.31)	$(0.18)	$(1.90)
CAD per share, diluted	$0.26	$0.00(5)	$0.24	$0.22	$0.26
Common dividend declared per share	$0.18	$0.18	$0.18	$0.17	$0.16
Assets under management	$4,324,750	$5,417,579	$5,266,296	$5,119,805	$3,595,530
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,409,254	$1,369,138	$1,325,748	$1,228,452	$1,115,949
CRE loans— weighted average coupon	6.5%	6.6%	6.8%	7.0%	7.3%
Non-accrual loans — unpaid principal	$25,281	$40,741	$30,269	$28,019	$37,073
Non-accrual loans as a % of reported loans	1.8%	3.0%	2.3%	2.3%	3.3%
Reserve for losses	$9,218	$15,662	$15,336	$14,279	$22,955
Reserves as a % of non-accrual loans	36.5%	38.4%	50.7%	51.0%	61.9%
Provision for losses	$2,000	$1,500	$1,000	$1,000	$1,500
CRE Property Portfolio:
Reported investments in real estate	$1,671,926(1)	$1,400,715	$1,268,769	$1,205,995	$1,004,186
Net operating income	$23,148(1)	$20,932	$19,524	$17,093	$13,919
Number of properties owned	89(1)	80	74	71	62
Multifamily units owned	15,862(1)	13,516	12,388	12,014	9,372
Office square feet owned	2,498,803	2,286,284	2,248,321	2,097,022	2,009,852
Retail square feet owned	1,790,969	1,790,969	1,420,909	1,420,909	1,421,059
Land (acres owned)	21.92	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily	92.6%(1)	92.7%	92.8%	93.3%	92.2%
Office	75.6%	75.0%	74.3%	74.8%	75.6%
Retail	74.0%	73.3%	67.5%	66.6%	69.0%
Average Effective Rent per Unit/Square Foot (2):
Multifamily (3)	$813(1)	$811	$799	$767	$763
Office (4)	$21.69	$19.64	$20.10	$18.70	$18.40
Retail (4)	$14.12	$12.68	$12.50	$12.44	$12.11

(1)	Includes 30 apartment properties owned by IRT with 8,819 units and a book value of $665.7 million as of December 31, 2014.

(2)	Based on properties owned as of December 31, 2014.

(3)	Average effective rent is rent per unit per month.

(4)	Average effective rent is rent per square foot per year.

(5)	Includes $0.26 SEC settlement charge pertaining to Taberna Capital Management. Excluding this one-time item CAD per share would have been $0.26 per common share.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Tuesday, February 24, 2015 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 877.415.3182, access code 11723282. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Tuesday, March 3, 2015, by dialing 888.286.8010, access code 14817520.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the current uncertainty in the global financial markets and the global economy; the risk that the settlement with the SEC will not be finalized and/or approved or that any final settlement will have different or additional material terms, the risk that we may be unable to sell properties in our portfolio and those disclosed in RAIT’s filings with the Securities and Exchange Commission.  RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@rait.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended		For the Year Ended
	December 31,		December 31,
Revenues:	2014	2013	2014	2013
Net interest margin:
Investment Interest income	$30,537	$39,181	$133,419	$134,447
Investment Interest expense	(7,968)	(7,599)	(30,310)	(30,595)

Net interest margin	22,569	31,582	103,109	103,852
Rental income	46,121	29,964	162,325	114,224
Fee and other income	5,167	6,061	24,280	28,799

Total revenue	73,857	67,607	289,714	246,875
Expenses:
Interest expense	16,637	10,601	55,393	40,297
Real estate operating expense	22,973	16,045	81,628	60,887
Compensation expense	5,050	6,953	28,168	26,802
General and administrative expense	4,414	4,112	17,653	14,496
Acquisition expense	950	198	2,358	397
Provision for losses	2,000	1,500	5,500	3,000
Depreciation and amortization expense	18,065	10,121	56,784	36,093

Total expenses	70,089	49,530	247,484	181,972

Operating income	3,768	18,077	42,230	64,903
Other income (expense)	51	(1,529)	(21,398)	(5,233)
Gains (losses) on assets	(20)	(2,296)	(5,370)	(2,266)
Gains (losses) on deconsolidation of VIEs	(215,804)	—	(215,804)	—
Gains (losses) on extinguishment of debt	—	(1,275)	2,421	(1,275)
Net gain from collateral management sale	4,549	—	4,549	—
Change in fair value of financial instruments	(39,319)	(143,990)	(98,752)	(344,426)

Income (loss) before taxes and discontinued operations	(246,775)	(131,013)	(292,124)	(288,297)
Income tax benefit (provision)	(307)	2,463	2,147	2,933

Net income (loss)	(247,082)	(128,550)	(289,977)	(285,364)
(Income) loss allocated to preferred shares	(8,365)	(5,785)	(28,993)	(22,616)
(Income) loss allocated to noncontrolling interests	444	(158)	464	(28)

Net income (loss) allocable to common shares	$(255,003)	(134,493)	$(318,506)	(308,008)

Earnings (loss) per share—Basic:
Total earnings (loss) per share—Basic	$(3.11)	$(1.90)	$(3.92)	$(4.54)

Weighted-average shares outstanding—Basic	81,970,075	70,798,024	81,328,129	67,814,316

Earnings (loss) per share—Diluted:
Total earnings (loss) per share—Diluted	$(3.11)	$(1.90)	$(3.92)	$(4.54)

Weighted-average shares outstanding—Diluted	81,970,075	70,798,024	81,328,129	67,814,316

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	December 31,	December 31,
	2014	2013
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,392,436	$1,122,377
equity interests
Allowance for losses	(9,218)	(22,955)

Total investments in mortgages and loans	1,383,218	1,099,422
Investments in real estate, net of accumulated depreciation of $168,480	1,671,926	1,004,186
and $127,745, respectively
Investments in securities and security-related receivables, at fair value	31,412	567,302
Cash and cash equivalents	121,726	88,847
Restricted cash	124,611	121,589
Accrued interest receivable	51,640	48,324
Other assets	72,023	57,081
Deferred financing costs, net of accumulated amortization of $26,056 and	27,802	18,932
$17,768, respectively
Intangible assets, net of accumulated amortization of $13,911 and $4,564,	29,463	21,554
respectively
Total assets	$3,513,821	$3,027,237

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$509,701	$235,011
Non-recourse indebtedness	2,105,965	1,851,390

Total indebtedness	2,615,666	2,086,401
Accrued interest payable	10,269	26,936
Accounts payable and accrued expenses	55,310	32,447
Derivative liabilities	20,695	113,331
Deferred taxes, borrowers’ escrows and other liabilities	144,733	79,462
Total liabilities	2,846,673	2,338,577
Series D Preferred Shares, 4,000,000 shares authorized, 4,000,000 and 2,600,000 shares issued and outstanding	79,308	52,970
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	48	41
preference $25.00 per share, 8,069,288 and 4,760,000 shares authorized, 4,775,569 and 4,069,288 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,300,000 shares authorized, 2,288,465 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 3,600,000 shares authorized, 1,640,100 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,000,000 shares authorized	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 82,506,606 and 71,447,437 issued and outstanding, including 541,575 and 369,500 unvested restricted common share awards	2,473	2,143
Additional paid in capital	2,025,683	1,920,455
Accumulated other comprehensive income (loss)	(20,788)	(63,810)
Retained earnings (deficit)	(1,633,913)	(1,257,306)

Total shareholders’ equity	373,543	601,563
Noncontrolling interests	214,297	34,127
Total equity	587,840	635,690
Total liabilities and equity	$3,513,821	$3,027,237

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Cash Available for Distribution (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended				For the Year Ended
	December 31,				December 31,
	2014		2013		2014		2013
	Amount	Per Share (2)	Amount	Per Share (3)	Amount	Per Share (2)	Amount	Per Share (3)

Cash Available for Distribution:
Net income (loss) allocable to common shares	$(255,003)	$(3.11)	$(134,493)	$(1.90)	$(318,506)	$(3.92)	$(308,008)	$(4.54)
Adjustments:
Depreciation and amortization expense	18,065	0.22	10,121	0.14	56,784	0.70	36,093	0.53
Change in fair value of financial instruments	39,319	0.48	143,990	2.04	98,752	1.21	344,426	5.09
(Gains) losses on assets	20	0.00	2,296	0.03	5,370	0.07	2,266	0.03
(Gains) losses on deconsolidation of VIEs	215,804	2.63	—	—	215,804	2.66	—	—
(Gains) losses on extinguishment of debt	—	—	1,275	0.02	(2,421)	(0.03)	1,275	0.02
Taberna VIII and Taberna IX securitizations, net effect	(5,868)	(0.07)	(7,090)	(0.10)	(26,931)	(0.33)	(33,268)	(0.49)
Straight-line rental adjustments	1,440	0.02	72	—	1,111	0.01	(1,322)	(0.02)
Share-based compensation	630	0.01	879	0.01	4,407	0.05	3,441	0.05
Origination fees and other deferred items	6,504	0.08	690	0.01	21,954	0.27	10,475	0.15
Provision for losses	2,000	0.02	1,500	0.02	5,500	0.07	3,000	0.04
Noncontrolling interest effect from certain adjustments	(1,952)	(0.02)	(526)	(0.01)	(4,303)	(0.05)	(940)	(0.01)

Cash Available for Distribution	$20,959	$0.26	$18,714	$0.26	$57,521	$0.71	$57,438	$0.85

(1)	Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash dividends. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, realized gain (loss) on assets, provision for loan losses and non-cash interest income and expense items). Furthermore, CAD removes the effect from our consolidation of the legacy Taberna securitizations.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including, depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments, including such changes reflected in our consolidated Taberna securitizations; net interest income from consolidated Taberna securitizations; realized noncash gain (loss) on assets and other; provision for loan losses; impairment on depreciable property; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.

CAD should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. In these Schedules, references to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

(2)	Based on 81,970,075 and 81,328,129 weighted-average shares outstanding-diluted for the three-month period and year ended December 31, 2014.

(3)	Based on 70,798,024 and 67,814,316 weighted-average shares outstanding-diluted for the three-month period and year ended December 31, 2013.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of December 31, 2014
	Amount	Per Share (2)

Total shareholders’ equity	$373,543	$4.53
Liquidation value of preferred shares characterized as equity(3)	(217,603)	(2.64)

Book value	155,940	1.89
Adjustments:
RAIT I and RAIT II derivative liabilities	20,051	0.24
Fair value for warrants and investor SARs	35,384	0.43
Accumulated depreciation and amortization	220,577	2.67
Valuation of recurring collateral, property management fees and other items (4)	76,092	0.93
Total adjustments	$352,104	$4.27

Adjusted book value	$508,044	$6.16

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect the effect of consolidated securitizations where we do not currently receive cash flows on our retained interests, accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 82,506,606 common shares outstanding as of December 31, 2014.

(3)	Based on 4,775,569 Series A preferred shares, 2,288,465 Series B preferred shares, and 1,640,100 Series C preferred shares outstanding as of December 31, 2014, all of which have a liquidation preference of $25.00 per share.

(4)	Includes the estimated value of the (1) property management fees to be received by RAIT as of December 31, 2014 from RAIT Residential and Urban Retail, the RAIT I and RAIT II securitizations, value ascribed to fixed-rate CMBS loan sale business and (2) advisory fees to be received by RAIT from IRT as of December 31, 2014 assuming the full deployment of IRT’s November 2014 common stock offering. The other item included is the incremental market value of RAIT’s ownership of 7.3 million shares of IRT common stock over RAIT’s book value for these shares at December 31, 2014.